Exhibit 23.2

Tel: +27 011 488 1700 Fax: +27 010 060 7000 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196 Private Bag X60500 Houghton, 2041 South Africa

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2025, relating to the financial statements of Namib Minerals (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Johannesburg, South Africa

October 3, 2025